UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):     December 13, 2006
LANCE, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina	0-398	56-0292920

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

8600 South Boulevard, P.O. Box 32368, Charlotte, NC	28232

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:     (704) 554-1421
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 13, 2006, the Compensation Committee of the Board of Directors of Lance, Inc. (the “Company”) designated Rick D. Puckett, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, as a participant in each of the Company’s 2004 Long-Term Incentive Plan for Officers, as amended (the “2004 Plan”), and the Company’s 2005 Long-Term Incentive Plan for Officers, as amended (the “2005 Plan”), in accordance with the provisions of such plans. Mr. Puckett’s target incentive under each plan was set at 45 percent of his base salary, pro rated for each plan effective January 30, 2006, his date of employment by the Company. The terms and conditions of the 2004 Plan and 2005 Plan were previously filed by the Company on Exhibit 10.12 to Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2004 and Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the thirteen weeks ended September 24, 2005, respectively.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANCE, INC.

Date: December 19, 2006	By:	/s/ Rick D. Puckett

Rick D. Puckett Executive Vice President, Chief Financial Officer, Treasurer and Secretary